CONSULTING AGREEMENT

                  This Consulting Agreement (the "Agreement") is entered into this 1st day of July 2000 is by and amongst Insider Street.com Inc. (the "Company") and Evan Herrick (The "Consultant").

         WHEREAS, Consultant is skilled in financial matters, marketing, strategic planning, accounting and financial public relations; and

         WHEREAS, the Company desires to engage the Consultant to assist the Company in its efforts to expand its operations and develop a coherent marketing plan to address the changing needs of the marketplace;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non- exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

         2. Consultant shall provide the Company with ongoing consulting services in the area of financial consulting, marketing and strategic operations. Consultant shall be responsible for developing a marketing plan for the Company and meeting with the Company's Board of Directors to discuss the marketing plan and other aspects of the Company's business. Consultant shall provide these services on as needed basis but in no event less frequently than at least two days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or at the business address of the Consultant depending upon the nature and type of services provided.

         3. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as


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may be required by Consultant. Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for Consultant to carry out Consultant's responsibilities.

         4. This Agreement shall be for a term of one year commencing on the date of execution by the last signatory.

         5. In consideration of the services to be provided, Consultant shall receive a fee equal to 65,000 shares of the Company's common stock.

         6. The Company will register these shares pursuant to a registration statement on Form S-8.

         7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during their term of this Agreement.

         At the termination of this Agreement, or at any other time either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit Consultant from


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engaging in any work at any time following his termination of this Agreement which does not conflict with the terms of this Agreement.

         8. This Agreement may be terminated for "Proper Cause" prior to expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Cause" shall be limited to:

               Conviction of Civil or Criminal Fraud or a Felony.
         Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

         9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

          10. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Tampa, Florida. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

         11. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

         12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.


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             IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.



CONSULTANT:                                          COMPANY:
                                              INSIDER Street.com Inc.


/s/ Evan Herrick                              BY: /s/Raymond Miller, pres
------------------                            ----------------------------
Evan Herrick                                  RAYMOND MILLER